Press Release
TechnipFMC Announces Third Quarter 2017 Results
• Net income of $121 million and adjusted EBITDA of $536.2 million
• Diluted earnings per share of $0.26; excluding charges and credits of $0.13 per share, adjusted diluted earnings per share of $0.39
• Inbound orders of $2.5 billion, including Subsea of $980 million and Onshore/Offshore of $1.2 billion
• 2017 guidance updated; preliminary 2018 segment guidance initiated
• Board of Directors declared quarterly cash dividend of $0.13 per share
LONDON, PARIS, HOUSTON, October 25, 2017 - TechnipFMC plc (NYSE: FTI) (Paris: FTI) today reported third quarter 2017 results.
Total Company net income was $121 million. Total Company revenue of $4,140.9 million was down 17.8 percent from the same quarter in the prior year, with adjusted EBITDA margin declining 100 basis points. Adjusted EBITDA, which excludes charges and credits, was $536.2 million, a decrease of 23.3 percent from the prior year; adjusted EBITDA margin was 12.9 percent.
Summary Financial Statements1
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed in financial schedules below.

(In millions except per share amounts)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016 (Pro Forma)	Change
Revenue	$4,140.9	$5,038.2	(17.8%)
Net income	121.0	327.0	(63.0%)
Diluted EPS	$0.26

Adjusted EBITDA	$536.2	$699.3	(23.3%)
Adjusted EBITDA margin	12.9%	13.9%	(100 bps)
Net income, excluding charges and credits	183.6
Diluted EPS, excluding charges and credits	$0.39

Inbound orders	2,461.9
Backlog	13,902.4
_______________________

[1] All prior year quarter comparisons are to pro forma results for 2016 as if the merger had been completed on January 1, 2016 and fully consolidated the Yamal LNG joint venture for the full period.

Diluted earnings per share were $0.26, which includes total Company pre-tax charges and credits of $101.3 million, or $0.13 per diluted share as detailed in the financial schedules below. Adjusted diluted earnings per share were $0.39.
The Company’s Board of Directors has authorized and declared an initial quarterly cash dividend of $0.13 per ordinary share.
___________________________________________________________________________
Doug Pferdehirt, CEO of TechnipFMC, stated, “Our third quarter results demonstrated another solid operational performance in all segments. We continued to deliver strong project execution in our Onshore/Offshore and Subsea segments, as we achieved several key milestones. Our Surface Technologies segment benefited from increased activity in the North American market, primarily driven by higher demand for our well completion services.”
“Total inbound orders for the quarter were $2.5 billion, with Subsea at nearly $1 billion - reinforcing our conviction in the steady recovery of the subsea market. We believe that most major subsea projects can move forward at today’s oil prices, with delays in project sanctioning more a function of near-term price uncertainty than project returns. During the remaining months of this year and throughout 2018, we see the potential for additional major subsea awards, the strengthening of subsea services, and the growth of brownfield opportunities. Regardless of the timing of major subsea awards, we remain confident that this year’s order activity will exceed the level we achieved in 2016.”
“We also expect our 2018 Subsea inbound to exceed 2017 levels, driven by the current momentum in project bid activity and an acceleration of integrated project awards. The market acceptance of our unique integrated subsea value proposition continues to accelerate. Our iFEED™ activity is robust, creating a set of proprietary project opportunities that could result in the direct award of iEPCI™ projects.”
“In addition, we are pursuing several downstream projects with an aggregate inbound value of over $5 billion. On these projects, we are actively working as the FEED provider or were the contractor of the original facility. This upfront involvement gives us a better understanding of the project and puts us in a stronger competitive position.”
“To extend our differentiation and further improve project economics, we are increasing our investment in the development of next generation subsea systems and integrated technologies. We also announced an agreement to acquire Plexus’ exploration-drilling products and services business, extending our Surface Technologies offering. In addition, the Board authorized a $0.13 dividend for the quarter, and we have now implemented our share repurchase program, clearly demonstrating our commitment to shareholder distributions.”
Pferdehirt concluded, “As we look to 2018, we are managing revenue declines against the strategic investments needed to sustain our operational capabilities through the recovery. We see significant opportunities ahead, and these will be driven by internal initiatives as well as market fundamentals. We will generate further integration savings and operational efficiencies. We will continue to deliver real, differentiated and sustainable change through integrated business models that can transform the markets we serve and generate benefits for our customers and our Company.”

Operational and Financial Highlights - Third Quarter 2017

Subsea

Financial Highlights1
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed in financial schedules below.

(In millions)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016 (Pro Forma)	Change
Revenue	$1,478.2	$2,346.6	(37.0%)
Operating profit	102.8	357.7	(71.3%)
Adjusted EBITDA	260.4	503.4	(48.3%)
Adjusted EBITDA margin	17.6%	21.5%	(390 bps)

Inbound orders	979.8
Backlog	5,948.9

Subsea reported third quarter revenue of $1.5 billion. Revenue was down 37 percent from the prior year, primarily due to a reduction in project activity within Europe and Africa. Prior period declines in inbound orders continue to negatively impact near-term revenue.
Subsea reported operating profit of $102.8 million; adjusted EBITDA was $260.4 million with a margin of 17.6 percent. Operating profit margin decreased from the prior-year results as strong project execution, cost reductions, and ongoing restructuring activities were more than offset by lower levels of activity. These same factors drove the year-over-year decline in adjusted EBITDA margin, which decreased 390 basis points from the prior-year results.
Vessel utilization rate for the third quarter of 2017 was 70 percent, slightly up from 67 percent in the second quarter of 2017, but down from the prior-year rate of 86 percent.
Third Quarter Subsea Highlights

•	Total Kaombo
Deep Blue campaign completed in mid-September and now Skandi Africa, supported by North Sea Atlantic, is installing umbilicals and rigid and flexible spools.

•	Shell Appomattox
Successfully delivered two production manifolds and completed key activities related to upcoming subsea tree deliveries.

•	Shell Prelude FLNG
Mooring completed in August. Umbilicals are connected, and the water intake riser is installed.

Subsea inbound orders for the quarter were $979.8 million. The following awards were announced in the period:

•	Hurricane Lancaster iEPCI™ Project West of Shetland
Contract for integrated engineering, procurement, construction, and installation (iEPCI™) of subsea equipment for the Lancaster Early Production System. Scope includes umbilicals, risers, flowlines, and subsea production system, as well as installation of subsea equipment, turret buoy, and mooring system.

•	Statoil Peregrino Phase 2 Project in Brazil
Contract for the EPCI of the subsea pipeline connection for a new production platform located in the Campos Basin. Scope includes rigid pipelines, flexible lines, and the required subsea equipment.

•	Husky Energy West White Rose Project in Canada
Contract for the EPCI of subsea equipment, including tie-in manifolds, flexible flowlines, and control umbilicals, which will connect the recently announced West White Rose Platform to the existing SeaRose floating, production, storage and offloading vessel (FPSO).

Estimated Backlog Scheduling as of September 30, 2017 (In millions)	Subsea
2017 (3 months)	$1,334
2018	2,572
2019 and beyond	2,043
Total	$5,949

• Backlog does not capture all revenue potential for subsea services.

Onshore/Offshore

Financial Highlights1
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed in financial schedules below.

(In millions)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016 (Pro Forma)	Change
Revenue	$2,308.1	$2,398.8	(3.8%)
Operating profit	206.4	118.6	74.0%
Adjusted EBITDA	224.6	132.4	84.7%
Adjusted EBITDA margin	10.6%	5.5%	+510 bps

Inbound orders	1,153.0
Backlog	7,559.3

Onshore/Offshore reported third quarter revenue of $2.3 billion. Revenue declined 3.8 percent from the prior-year quarter. Revenue was modestly lower due to the completion of several projects since the prior-year period, partially offset by increased activity in the Middle East region.
Onshore/Offshore reported operating profit of $206.4 million; adjusted EBITDA was $244.6 million with a margin of 10.6 percent. Operating profit and margin improved year-over-year despite the revenue decline due to the successful progression of several major projects. These same factors drove the significant year-over-year improvement in adjusted EBITDA and margin; adjusted EBITDA margin increased 510 basis points from the prior-year results.

Third Quarter Onshore/Offshore Highlights

•	Yamal LNG
Last of the 142 modules for the three LNG trains delivered to the site in September, ahead of schedule. Successfully achieved start-up of the first two gas compressors and the flare. Commissioning of Train 1 progressing well and nearing completion.

•	Shell Prelude FLNG
Floating unit arrived off the coast of Australia. Topsides undergoing offshore commissioning.

•	ENOC Jebel Ali Refinery Upgrade
Ramp up of civil works and procurement is underway after completion of the piling campaign.

Onshore/Offshore inbound orders for the quarter were $1.2 billion. Although no major projects were awarded in the quarter, the inbound reflects the strength of our Process Technology, Project Management Consultancy and services offerings.

Estimated Backlog Scheduling as of September 30, 2017 (In millions)	Onshore/Offshore
2017 (3 months)	$1,693
2018	3,729
2019 and beyond	2,137
Total	$7,559

•	Backlog does not capture all revenue potential in future periods given reimbursable scope portions of existing contracts.

Surface Technologies

Financial Highlights1
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed in financial schedules below.

(In millions)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016 (Pro Forma)	Change
Revenue	$353.9	$295.2	19.9%
Operating profit	49.0	(17.4)	n/m
Adjusted EBITDA	71.2	14.8	381.1%
Adjusted EBITDA margin	20.1%	5.0%	+1,510 bps

Inbound orders	329.1
Backlog	394.2

Surface Technologies reported third quarter revenue of $353.9 million. Revenue increased 19.9 percent from the prior year quarter as a result of the robust increase in North American well completion activity, while international markets remained stable across our products and services portfolio.
Surface Technologies reported operating profit of $49 million; excluding charges and credits, operating profit was $56 million. Adjusted EBITDA was $71.2 million with a margin of 20.1 percent.
Operating profit and margin improved significantly year-over-year due to the benefit of product mix related to fluid control sales and a more favorable cost structure. These same factors drove the year-over-year improvement in adjusted EBITDA and margin.

Inbound orders for the quarter improved sequentially to $329.1 million. Backlog was $394.2 million. In this segment, backlog is generally consumed within nine months given the short-cycle nature of the business.

Corporate Items
Corporate expense in the third quarter was $42.3 million. Excluding charges and credits of $1.6 million, corporate expense was $40.7 million, which included $19.3 million of foreign exchange gains.
Net interest expense was $86.3 million in the quarter, including an increase in the liability payable to joint venture partners of $73.3 million.
The Company recorded a tax provision during the third quarter of $111.7 million. The provision was higher than forecast due to increased earnings in high tax jurisdictions and increases in valuation allowances in certain operations for which lower future profitability is expected. The reported tax rate was 48.6 percent. When excluding the impact of discreet items, the effective tax rate was 30.3 percent.
Total depreciation and amortization for the third quarter was $151 million, including depreciation and amortization related to purchase price accounting for the merger of $32 million.
Capital expenditures were $62.9 million.
On September 25, 2017, the Company announced the implementation of its previously disclosed Share Repurchase Program. The Company repurchased 129,800 shares in the final week of the quarter for total consideration of $3.6 million. The Company remains committed to repurchasing the full authorization of up to $500 million in ordinary shares no later than the end of 2018.
The Company’s Board of Directors has authorized and declared an initial quarterly cash dividend of $0.13 per ordinary share to be paid to shareholders of record as of November 21, 2017. The ex-dividend date will be November 20, 2017, and the payment date is expected to be on or shortly after December 1, 2017.

Guidance
The Company’s full-year guidance for 2017 is provided below. The following updates are reflected in the revised outlook:

•
Onshore/Offshore revenue of at least $7.7 billion, versus prior guidance of at least $7.3 billion; EBITDA margin[2] of at least 9.5% (excluding charges and credits), versus prior guidance of at least 8%.

•
Surface Technologies revenue of at least $1.3 billion, versus prior guidance of at least $1.4 billion; EBITDA margin[2] of at least 16.5% (excluding charges and credits), versus prior guidance of at least 13%.

•	Other updates include net interest expense, tax rate, capital expenditures, and merger integration and restructuring costs.

2017 Guidance *Items updated October 25, 2017

Subsea	Onshore/Offshore*	Surface Technologies*
Revenue at least $6.1 billion	Revenue at least $7.7 billion	Revenue at least $1.3 billion

EBITDA margin[2] at least 17% (excluding amortization related impact of purchase price accounting, and other charges and credits)	EBITDA margin[2] at least 9.5%* (excluding amortization related impact of purchase price accounting, and other charges and credits)	EBITDA margin[2] at least 16.5%* (excluding amortization related impact of purchase price accounting, and other charges and credits)

TechnipFMC
Corporate Expense $50-$55 million per quarter (excluding the impact of foreign currency fluctuations)
Net Interest Expense approximately $15 million in Q4*
Tax Rate 30%-32% in Q4*
Capital Expenditures approximately $250 million for the full year*
Merger Integration and Restructuring Costs approximately $75 million in Q4*
Cost Synergies $400 million annual savings ($200 million exit run-rate 12/31/17, $400 million exit run-rate 12/31/18)

_______________________

[2]  Our guidance measure, adjusted EBITDA margin, is a non-GAAP measure. We are unable to provide a reconciliation to a comparable GAAP measure on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

The Company has initiated preliminary segment guidance for 2018. The Company will provide complete guidance in the fourth quarter earnings release.

2018 Segment Guidance

Subsea	Onshore/Offshore	Surface Technologies
Revenue in a range of $5.0-5.3 billion	Revenue in a range of $5.3-5.7 billion	Revenue in a range of $1.5-1.6 billion

EBITDA margin[2] at least 14% (excluding amortization related impact of purchase price accounting, and other charges and credits)	EBITDA margin[2] at least 9.5% (excluding amortization related impact of purchase price accounting, and other charges and credits)	EBITDA margin[2] at least 17.5% (excluding amortization related impact of purchase price accounting, and other charges and credits)

Analyst Day
The Company will host an Analyst Day on November 28, 2017 in Houston, Texas. The general presentation session will be held from 8:30 a.m. to 12 p.m. Houston time and will be available via webcast (link will be made available on November 27). This event will allow participants to discover more about how we are enhancing the performance of the world’s energy industry.
Teleconference
The Company will host a teleconference on Thursday, October 26, 2017 to discuss the third quarter 2017 financial results and preliminary outlook for 2018. The call will begin at 1 p.m. London time (8 a.m. New York time). Dial-in information and an accompanying presentation can be found at www.technipfmc.com.
Webcast access will also be available on our website prior to the start of the call. An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

###

About TechnipFMC
TechnipFMC is a global leader in subsea, onshore/offshore, and surface projects. With our proprietary technologies and production systems, integrated expertise, and comprehensive solutions, we are transforming our clients’ project economics.
We are uniquely positioned to deliver greater efficiency across project lifecycles from concept to project delivery and beyond. Through innovative technologies and improved efficiencies, our offering unlocks new possibilities for our clients in developing their oil and gas resources.
Each of our more than 40,000 employees is driven by a steady commitment to clients and a culture of purposeful innovation, challenging industry conventions, and rethinking how the best results are achieved.
To learn more about us and how we are enhancing the performance of the world’s energy industry, go to TechnipFMC.com and follow us on Twitter @TechnipFMC.
This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Such forward-looking statements involve significant risks, uncertainties and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including the following known material factors:

•	unanticipated changes relating to competitive factors in our industry;

•	demand for our products and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets;

•	our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets;

•	potential liabilities arising out of the installation or use of our products;

•	cost overruns related to our fixed price contracts or asset construction projects that may affect revenue;

•	disruptions in the timely delivery of our backlog and its effect on our future sales, profitability, and our relationships with our customers;

•	risks related to reliance on subcontractors, suppliers and joint venture partners in the performance of our contracts;

•	ability to hire and retain key personnel;

•	piracy risks for our maritime employees and assets;

•	the cumulative loss of major contracts or alliances;

•	U.S. and international laws and regulations, including environmental regulations, that may increase our costs, limit the demand for our products and services or restrict our operations;

•	disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business;

•	risks associated with The Depository Trust Company and Euroclear for clearance services for shares traded on the NYSE and Euronext Paris, respectively;

•	results of the United Kingdom’s referendum on withdrawal from the European Union;

•	risks associated with being an English public limited company, including the need for court approval of “distributable profits” and stockholder approval of certain capital structure decisions;

•	ability to pay dividends or repurchase shares in accordance with our announced capital allocation plan;

•	compliance with covenants under our debt instruments and conditions in the credit markets;

•	downgrade in the ratings of our debt could restrict our ability to access the debt capital markets;

•	the outcome of uninsured claims and litigation against us;

•	the risks of currency exchange rate fluctuations associated with our international operations;

•
risks that the legacy businesses of FMC Technologies, Inc. and Technip S.A. will not be integrated successfully or that the combined company will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected;

•	unanticipated merger-related costs;

•	failure of our information technology infrastructure or any significant breach of security;

•	risks associated with tax liabilities, or changes in U.S. federal or international tax laws or interpretations to which they are subject; and

•
such other risk factors set forth in our filings with the United States Securities and Exchange Commission and in our filings with the Autorité des marchés financiers or the U.K. Financial Conduct Authority.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations	Media relations
Matt Seinsheimer Vice President Investor Relations Tel: +1 281 260 3665 Email: Matt Seinsheimer	Christophe Belorgeot Vice President Corporate Communications Tel: +33 1 47 78 39 92 Email: Christophe Belorgeot
James Davis Senior Manager Investor Relations Tel: +1 281 260 3665 Email: James Davis	Delphine Nayral Manager Public Relations Tel: +33 1 47 78 34 83 Email: Delphine Nayral
Lisa Adams Senior Manager Digital Communications Tel: +1 281 405 4659 Email: Lisa Adams

TECHNIPFMC plc AND CONSOLIDATED SUBSIDIARIES
GAAP FINANCIAL STATEMENTS

The U.S. GAAP financial statements for TechnipFMC plc and consolidated subsidiaries are provided on the following pages. The financial results reflect the following information:

•	On January 16, 2017, TechnipFMC was created by the business combination of Technip S.A. (Technip) and FMC Technologies, Inc. (FMC Technologies).

•
In December of 2016, Technip increased its ownership in the Yamal LNG joint venture and became the controlling shareholder. Under US GAAP, this resulted in full consolidation of the joint venture on the date of the transaction.

Therefore, the results for the three and nine months ended September 30, 2017:

1.	Include Technip for the full period;

2.
Include the results of FMC Technologies for the period January 17 to September 30, 2017; revenue of $112.9 million during the period from January 1 to January 16, 2017 were excluded, of which approximately 70 percent came from the Subsea segment; and

3.	Fully consolidate the Yamal LNG joint venture for the full period, within the Onshore/Offshore segment.

The results for the three and nine months ended September 30, 2016 only include the results of Technip, inclusive of the equity in affiliate income from the Yamal LNG joint venture.
When referencing these financial statements, adjusted EBITDA is also used to describe EBITDA excluding amortization related to the impact of purchase price accounting and other charges and credits.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions except per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
Revenue	$4,140.9	$2,375.7	$11,373.9	$7,151.9
Costs and expenses	3,872.3	2,120.2	10,704.6	6,505.9
	268.6	255.5	669.3	646.0
Other income (expense), net	47.3	149.1	82.6	55.3
Income before net interest expense and income taxes	315.9	404.6	751.9	701.3
Net interest expense	(86.3)	(0.4)	(240.5)	(21.4)
Income before income taxes	229.6	404.2	511.4	679.9
Provision for income taxes	111.7	102.5	249.7	153.8
Net income	117.9	301.7	261.7	526.1
Net loss attributable to noncontrolling interests	3.1	0.7	5.5	1.0
Net income attributable to TechnipFMC plc	$121.0	$302.4	$267.2	$527.1

Earnings per share attributable to TechnipFMC plc:
Basic	$0.26	$2.50	$0.57	$4.41
Diluted	$0.26	$2.39	$0.57	$4.22

Weighted average shares outstanding:
Basic	467.2	121.0	466.8	119.6
Diluted	469.7	126.9	468.3	125.3

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
Revenue

Subsea	$1,478.2	$1,560.3	$4,585.2	$4,624.7
Onshore/Offshore	2,308.1	815.4	5,885.0	2,527.2
Surface Technologies	353.9	—	902.3	—
Other revenue and intercompany eliminations	0.7	—	1.4	—
	$4,140.9	$2,375.7	$11,373.9	$7,151.9

Income before income taxes

Segment operating profit (loss)
Subsea	$102.8	$282.0	$393.1	$669.9
Onshore/Offshore	206.4	70.9	553.7	139.8
Surface Technologies	49.0	—	29.4	—
Total segment operating profit	358.2	352.9	976.2	809.7

Corporate items
Corporate expense, net (1)	(42.3)	51.7	(224.3)	(108.4)
Interest expense	(86.3)	(0.4)	(240.5)	(21.4)
Total corporate items	(128.6)	51.3	(464.8)	(129.8)

Net income before income taxes (2)	$229.6	$404.2	$511.4	$679.9

(1) Corporate expense, net primarily includes corporate staff expenses, stock-based compensation expenses, other employee benefits, certain foreign exchange gains and losses, and merger-related transaction expenses.
(2) Includes amounts attributable to noncontrolling interests.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
Inbound Orders (1)

Subsea	$979.8	$550.8	$3,418.8	$1,881.3
Onshore/Offshore	1,153.0	1,155.6	2,938.7	2,497.6
Surface Technologies	329.1	—	846.9	—
Total inbound orders	$2,461.9	$1,706.4	$7,204.4	$4,378.9

	September 30
	2017	2016
Order Backlog (2)

Subsea	$5,948.9	$5,662.9
Onshore/Offshore	7,559.3	8,035.9
Surface Technologies	394.2	—
Total order backlog	$13,902.4	$13,698.8

(1) Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2) Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	September 30, 2017	December 31, 2016
Cash and cash equivalents	$6,896.1	$6,269.3
Trade receivables, net	2,724.3	2,024.5
Costs in excess of billings	1,317.9	485.8
Inventories, net	930.7	334.7
Other current assets	2,266.0	1,822.9
Total current assets	14,135.0	10,937.2

Property, plant and equipment, net	3,950.0	2,620.1
Goodwill	8,896.0	3,718.3
Intangible assets, net	1,391.8	173.7
Other assets	1,255.4	1,240.4
Total assets	$29,628.2	$18,689.7

Short-term debt and current portion of long-term debt	$473.2	$683.6
Accounts payable, trade	4,647.7	3,837.7
Advance payments	137.9	411.1
Billings in excess of costs	3,026.4	3,323.0
Other current liabilities	3,296.2	2,633.5
Total current liabilities	11,581.4	10,888.9

Long-term debt, less current portion	3,167.4	1,869.3
Other liabilities	1,154.5	819.6
TechnipFMC plc stockholders’ equity	13,729.4	5,123.6
Noncontrolling interests	(4.5)	(11.7)
Total liabilities and equity	$29,628.2	$18,689.7

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(Unaudited)
	Nine Months Ended
	September 30
	2017	2016
Cash provided (required) by operating activities:
Net income	$261.7	$526.1
Depreciation and amortization	461.7	223.6
Trade accounts receivable, net and costs in excess of billings	225.8	(727.8)
Inventories, net	198.0	68.4
Accounts payable, trade	150.2	131.2
Advance payments and billings in excess of costs	(1,195.3)	(72.5)
Other	176.9	119.4
Net cash provided by operating activities	279.0	268.4

Cash provided (required) by investing activities:
Capital expenditures	(170.4)	(107.6)
Cash acquired in merger of Technip and FMC Technologies	1,479.2	—
Other	25.6	(79.7)
Net cash provided (required) by investing activities	1,334.4	(187.3)

Cash provided (required) by financing activities:
Net increase (decrease) in debt	(931.3)	(320.1)
Dividends paid	—	(112.4)
Other	(124.8)	(151.0)
Net cash required by financing activities	(1,056.1)	(583.5)

Effect of changes in foreign exchange rates on cash and cash equivalents	69.5	121.8

Increase (decrease) in cash and cash equivalents	626.8	(380.6)

Cash and cash equivalents, beginning of period	6,269.3	3,178.0

Cash and cash equivalents, end of period	$6,896.1	$2,797.4

TECHNIPFMC plc AND CONSOLIDATED SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

The Reconciliation of U.S. GAAP to non-GAAP financial measures for TechnipFMC plc and consolidated subsidiaries are provided on the following page. The financial results reflect the following information:

•	On January 16, 2017, TechnipFMC was created by the business combination of Technip S.A. (Technip) and FMC Technologies, Inc. (FMC Technologies).

•
In December of 2016, Technip increased its ownership in the Yamal LNG joint venture and became the controlling shareholder. Under US GAAP, this would have resulted in full consolidation of the joint venture on the date of the transaction.

The Non-GAAP results for the three and nine months ended September 30, 2017:

1.	Include the results of Technip for the full period;

2.
Include the results of FMC Technologies for the period January 17 to September 30, 2017; revenue of $112.9 million during the period from January 1 to January 16, 2017 were excluded, of which approximately 70 percent from Subsea and the remainder from Surface Technologies; and

3.	Fully consolidate the Yamal LNG joint venture for the full period, within the Onshore/Offshore segment.

The Non-GAAP pro forma results for the three and nine months ended September 30, 2016:

1.	Include the results of both Technip and FMC Technologies for the full period;

2.	Combine FMC Technologies’ former Surface Technologies and Energy Infrastructure segments to form the pro forma Surface Technologies segment;

3.	Purchase price accounting adjustments applied on an equal basis to results for the three and nine months ended September 30, 2017 to provide comparability; and

4.	Fully consolidate the Yamal LNG joint venture for the full period, within the Onshore/Offshore segment.

When referencing these financial statements, adjusted EBITDA is also used to describe EBITDA excluding amortization related to the impact of purchase price accounting and other charges and credits.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the Third Quarter 2017 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2016 pro forma results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	Septemeber 30, 2017
	Net income attributable to TechnipFMC plc	Net (income) loss attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$121.0	$3.1	$111.7	$(86.3)	$315.9	$151.0	$466.9

Charges and (credits):
Impairment and other charges	4.9	—	3.3	—	8.2	—	8.2
Restructuring and other severance charges	31.3	—	19.9	—	51.2	—	51.2
Business combination transaction and integration costs	2.6	—	6.6	—	9.2	—	9.2
Change in accounting estimate	—	—	—	—	—	—	—
Purchase price accounting adjustments	23.8	—	8.9	—	32.7	(32.0)	0.7
Adjusted financial measures	$183.6	$3.1	$150.4	$(86.3)	$417.2	$119.0	$536.2

	Pro Forma Three Months Ended
	September 30, 2016
(including legacy FMC Technologies and PPA adjustments)	Net income attributable to TechnipFMC plc	Net (income) loss attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as pro forma	$327.0	$(13.0)	$110.4	$(13.9)	$464.3	$155.7	$620.0

Charges and (credits):
Impairment and other charges	(2.9)	—	(1.7)	—	(4.6)	—	(4.6)
Restructuring and other severance charges	27.0	—	11.6	—	38.6	—	38.6
Business combination transaction and integration costs	31.5	—	13.1	—	44.6	—	44.6
Purchase price accounting adjustments	23.8	—	8.9	—	32.7	(32.0)	0.7
Adjusted financial measures	$406.4	$(13.0)	$142.3	$(13.9)	$575.6	$123.7	$699.3

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the Third Quarter 2017 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2016 pro forma results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Nine Months Ended
	September 30, 2017
	Net income attributable to TechnipFMC plc	Net (income) loss attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$267.2	$5.5	$249.7	$(240.5)	$751.9	$461.7	$1,213.6

Charges and (credits):
Impairment and other charges	5.5	—	3.5	—	9.0	—	9.0
Restructuring and other severance charges	29.1	—	18.7	—	47.8	—	47.8
Business combination transaction and integration costs	53.1	—	34.1	—	87.2	—	87.2
Change in accounting estimate	16.0	—	5.9	—	21.9	—	21.9
Purchase price accounting adjustments	141.7	—	52.4	0.3	193.8	(115.3)	78.5
Adjusted financial measures	$512.6	$5.5	$364.3	$(240.2)	$1,111.6	$346.4	$1,458.0

	Pro Forma Nine Months Ended
	September 30, 2016
(including legacy FMC Technologies and PPA adjustments)	Net income attributable to TechnipFMC plc	Net (income) loss attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$478.8	$(12.6)	$196.3	$(14.5)	$702.2	$477.7	$1,179.9

Charges and (credits):
Impairment and other charges	76.6	—	10.8	—	87.4	—	87.4
Restructuring and other severance charges	74.2	—	23.4	—	97.6	—	97.6
Business combination transaction and integration costs	42.6	—	18.7	—	61.3	—	61.3
Purchase price accounting adjustments	141.7	—	52.4	0.3	193.8	(115.3)	78.5
Adjusted financial measures	$813.9	$(12.6)	$301.6	$(14.2)	$1,142.3	$362.4	$1,504.7

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
(after-tax)
Net income attributable to TechnipFMC plc, as reported	$121	$302	$267	$527

Charges and (credits):
Impairment and other charges (1)	5	(4)	6	31
Restructuring and other severance charges (2)	31	10	29	42
Business combination transaction and integration costs (3)	3	9	53	20
Change in accounting estimate (4)	—	—	16	—
Purchase price accounting adjustments (5)	24	—	142	—

Adjusted net income attributable to TechnipFMC plc	$184	$317	$513	$620

Diluted EPS attributable to TechnipFMC plc, as reported	$0.26	$2.39	$0.57	$4.22

Adjusted diluted EPS attributable to TechnipFMC plc	$0.39	$2.51	$1.10	$4.96

    (1) Tax effect of $3 million and $(2) million during the three months ended and $4 million and $15 million during the nine months ended September 30, 2017 and 2016, respectively.
(2) Tax effect of $20 million and $5 million during the three months ended and $19 million and $20 million during the nine months ended September 30, 2017 and 2016, respectively.
(3) Tax effect of $7 million and $5 million during the three months ended and $34 million and $10 million during the nine months ended September 30, 2017 and 2016, respectively.
(4) Tax effect of nil and nil during the three months ended and $6 million and nil during the nine months ended September 30, 2017 and 2016, respectively.
(5) Tax effect of $9 million and nil during the three months ended and $52 million and nil during the nine months ended September 30, 2017 and 2016, respectively.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2017
	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$1,478.2	$2,308.1	$353.9	$0.7	$4,140.9

Operating profit, as reported (pre-tax)	$102.8	$206.4	$49.0	$(42.3)	$315.9

Charges and (credits):
Impairment and other charges	1.4	—	6.8	—	8.2
Restructuring and other severance charges	21.4	28.9	1.0	(0.1)	51.2
Business combination transaction and integration costs	(3.0)	—	(1.0)	13.2	9.2
Change in accounting estimate	—	—	—	—	—
Purchase price accounting adjustments - non-amortization related	11.9	—	(0.1)	(11.1)	0.7
Purchase price accounting adjustments - amortization related	32.1	—	0.3	(0.4)	32.0
Subtotal	63.8	28.9	7.0	1.6	101.3

Adjusted Operating profit	166.6	235.3	56.0	(40.7)	417.2

Adjusted Depreciation and amortization	93.8	9.3	15.2	0.7	119.0

Adjusted EBITDA	$260.4	$244.6	$71.2	$(40.0)	$536.2

Operating profit margin, as reported	7.0%	8.9%	13.8%		7.6%

Adjusted Operating profit margin	11.3%	10.2%	15.8%		10.1%

Adjusted EBITDA margin	17.6%	10.6%	20.1%		12.9%

	Pro Forma Three Months Ended
	September 30, 2016
(including legacy FMC Technologies and PPA adjustments)	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue, as pro forma	$2,346.6	$2,398.8	$295.2	$(2.4)	$5,038.2

Operating profit (pre-tax), as pro forma	$357.7	$118.6	$(17.4)	$5.4	$464.3

Charges and (credits):
Impairment and other charges	1.4	(6.3)	0.3	—	(4.6)
Restructuring and other severance charges	3.2	11.5	14.9	9.0	38.6
Business combination transaction and integration costs	—	—	—	44.6	44.6
Purchase price accounting adjustments - non-amortization related	11.9	—	(0.1)	(11.1)	0.7
Purchase price accounting adjustments - amortization related	32.1	—	0.3	(0.4)	32.0
Subtotal	48.6	5.2	15.4	42.1	111.3

Adjusted Operating profit	406.3	123.8	(2.0)	47.5	575.6

Adjusted Depreciation and amortization	97.1	8.6	16.8	1.2	123.7

Adjusted EBITDA	$503.4	$132.4	$14.8	$48.7	$699.3

Operating profit margin, as pro forma	15.2%	4.9%	(5.9)%		9.2%

Adjusted Operating profit margin	17.3%	5.2%	(0.7)%		11.4%

Adjusted EBITDA margin	21.5%	5.5%	5.0%		13.9%

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2017
	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$4,585.2	$5,885.0	$902.3	$1.4	$11,373.9

Operating profit, as reported (pre-tax)	$393.1	$553.7	$29.4	$(224.3)	$751.9

Charges and (credits):
Impairment and other charges	2.0	—	7.0	—	9.0
Restructuring and other severance charges	33.5	0.9	5.0	8.4	47.8
Business combination transaction and integration costs	—	—	—	87.2	87.2
Change in accounting estimate	11.8	—	10.1	—	21.9
Purchase price accounting adjustments - non-amortization related	55.3	—	42.3	(19.1)	78.5
Purchase price accounting adjustments - amortization related	104.7	—	11.5	(0.9)	115.3
Subtotal	207.3	0.9	75.9	75.6	359.7

Adjusted Operating profit	600.4	554.6	105.3	(148.7)	1,111.6

Adjusted Depreciation and amortization	275.3	29.9	37.8	3.4	346.4

Adjusted EBITDA	$875.7	$584.5	$143.1	$(145.3)	$1,458.0

Operating profit margin, as reported	8.6%	9.4%	3.3%		6.6%

Adjusted Operating profit margin	13.1%	9.4%	11.7%		9.8%

Adjusted EBITDA margin	19.1%	9.9%	15.9%		12.8%

	Pro Forma Nine Months Ended
	September 30, 2016
(including legacy FMC Technologies and PPA adjustments)	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue, as pro forma	$7,126.4	$6,629.1	$948.6	$(15.0)	$14,689.1

Operating profit (pre-tax), as pro forma	$836.3	$239.5	$(116.7)	$(256.9)	$702.2

Charges and (credits):
Impairment and other charges	4.3	31.7	36.2	15.2	87.4
Restructuring and other severance charges	25.3	38.1	24.7	9.5	97.6
Business combination transaction and integration costs	—	—	—	61.3	61.3
Purchase price accounting adjustments - non-amortization related	55.3	—	42.3	(19.1)	78.5
Purchase price accounting adjustments - amortization related	104.7	—	11.5	(0.9)	115.3
Subtotal	189.6	69.8	114.7	66.0	440.1

Adjusted Operating profit	1,025.9	309.3	(2.0)	(190.9)	1,142.3

Adjusted Depreciation and amortization	278.9	27.8	54.7	1.0	362.4

Adjusted EBITDA	$1,304.8	$337.1	$52.7	$(189.9)	$1,504.7

Operating profit margin, as pro forma	11.7%	3.6%	(12.3)%		4.8%

Adjusted Operating profit margin	14.4%	4.7%	(0.2)%		7.8%

Adjusted EBITDA margin	18.3%	5.1%	5.6%		10.2%

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	September 30, 2017	December 31, 2016
Cash and cash equivalents	$6,896.1	$6,269.3
Short-term debt and current portion of long-term debt	(473.2)	(683.6)
Long-term debt, less current portion	(3,167.4)	(1,869.3)
Net cash	$3,255.5	$3,716.4

Net cash (debt) is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate TechnipFMC's capital structure and financial leverage. Management believes net cash (debt) is a meaningful financial measure that may also assist investors in understanding TechnipFMC's financial condition and underlying trends in its capital structure.